UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: April 18, 2017
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12220 Scripps Summit Drive, Suite 100
San Diego, California 92131
(Address of principal executive offices)
(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On April 18, 2017, the Board of Directors (the “Board”) of Turtle Beach Corporation (the “Company”) appointed Gregory Ballard as a director of the Company. Mr. Ballard fills the vacancy created by Laureen DeBuono’s previously announced resignation from the Board on February 3, 2017. Mr. Ballard will serve as a member of the Board’s Audit Committee and Compensation Committee.

Mr. Ballard currently serves as general partner of Eleven Ventures, an operationally focused, seed venture investment fund. He has also served as a Full Professor of Management at Menlo College during the 2016-17 academic year. Prior to joining Eleven Ventures, Mr. Ballard served as Senior Vice President of Mobile, Social and Emerging Platforms for Warner Bros. Interactive Entertainment since April 2013, and Senior Vice President, Digital Games since October 2010, in each case until 2016. From May 2010 to September 2010, Mr. Ballard served as Chief Executive Officer of Transpera, Inc., a mobile video advertising network. From October 2003 through December 2009, Mr. Ballard served as President & Chief Executive Officer of Glu Mobile Inc., a publisher of mobile video games. Prior to joining Glu Mobile, Mr. Ballard consulted for Virgin USA, Inc. from April 2003 to September 2003. Prior to that, he served as Chief Executive Officer at SONICblue Incorporated, a manufacturer of ReplayTV digital video recorders and Rio digital music players, from August 2002 to April 2003, when it filed for Chapter 11 bankruptcy protection. Mr. Ballard was Executive Vice President of Marketing and Product Management at SONICblue from April 2002 to August 2002. Between July 2001 and April 2002, Mr. Ballard worked as a consultant. Mr. Ballard served as Chief Executive Officer of MyFamily.com, Inc. (later Ancestry.com), a subscription-based Internet service, from January 2000 to July 2001. Previously, he served as Chief Executive Officer or in another senior executive capacity with 3dfx Interactive, Inc., an advanced graphics chip manufacturer; Warner Custom Music Corp., a division of Time Warner, Inc.; Capcom Entertainment, Inc., a developer and publisher of video games; and Digital Pictures, Inc., a video game developer and publisher. Mr. Ballard has served on the boards of DTS Inc., Glu Mobile Inc., Pinnacle Systems, Inc., Imagine Games Network and THQ Inc. He also served on the Audit and Nominating and Corporate Governance Committees of DTS Inc. and the Compensation Committee of Pinnacle Systems, Inc. Mr. Ballard holds a B.A. degree in Political Science from the University of Redlands and a J.D. from Harvard Law School.

Upon his appointment to the Board, Mr. Ballard became entitled to receive an annual cash retainer in the amount of $40,000 pursuant to the Company’s non-employee director compensation policy. In addition, pursuant to the Company’s 2013 Stock-Based Incentive Compensation Plan, as amended, Mr. Ballard was granted (x) options to purchase $50,000 in value of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (y) restricted Common Stock awards with a value of $50,000, in each case, on April 19, 2017.

Additional information regarding Mr. Ballard’s appointment as a director is contained in the press release attached hereto as Exhibit 99.1.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Turtle Beach Corporation on April 20, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	April 20, 2017	By:	/S/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary